Exhibit 99.1

                   Merrill Lynch Reports Record Net
      Revenues, Net Earnings and Diluted EPS for Full Year 2006

  Full Year Net Earnings of $7.59 Per Diluted Share; $7.68 Excluding
                   One-Time Items, Up 49% From 2005

    Fourth Quarter Net Earnings of $2.41 Per Share, Up 71%, on Net Revenues of $8.6 Billion, Up 27%; Return on Average Common Equity
                            Rises to 25.6%

   Announces 40% Increase in Quarterly Dividend, to $0.35 Per Common
                                 Share


    NEW YORK--(BUSINESS WIRE)--Jan. 18, 2007--Merrill Lynch (NYSE:
MER) today reported record full year net revenues, net earnings and earnings per diluted share for 2006, driven by strong growth in the firm's business segments. Net earnings for 2006 were $7.5 billion, or $7.59 per diluted share, as total net revenues increased strongly to $34.7 billion. Pre-tax earnings increased to a record $10.4 billion, the pre-tax profit margin rose to a record 30.1%, and the return on average common equity increased to 21.3%. Book value per common share was $41.37, up 15% from 2005. Merrill Lynch's 2006 results included the one-time net gain arising from the closing of the merger between Merrill Lynch Investment Managers (MLIM) and BlackRock (NYSE: BLK) during the third quarter, which was essentially offset by the one-time non-cash compensation costs recorded in the first quarter.

    These one-time items, in aggregate, increased both full year net revenues and non-interest expenses by approximately $2.0 billion, resulting in a slightly negative net impact to 2006 net earnings of $72 million, or $0.09 per diluted share. Adjusted to exclude the impact of those one-time items, full year 2006 net earnings were $7.6 billion, up 48% from 2005, and net earnings per diluted share were $7.68, up 49%. On the same basis, pre-tax earnings of $10.4 billion increased 44%, as net revenues rose 26% to $32.7 billion; the pre-tax profit margin was 31.9%, up 4.1 percentage points; and the return on average common equity was 21.6%, up 5.6 percentage points. Reconciliations of full year results to those adjusted to exclude the net impact of the one-time items appear on Attachment IV to this release.

    "We are extremely pleased with Merrill Lynch's performance for the year and the fourth quarter," said Stan O'Neal, chairman and chief executive officer. "By virtually any measure, our company completed the most successful year in its history. Revenues, earnings, earnings per share and return on equity all grew strongly as a result of our continued emphasis on broadening the asset classes and capabilities we can offer clients, expanding our geographic footprint, diversifying our business mix, managing and deploying our capital more effectively, and investing in top talent. We finished the year positioned better than ever to capitalize on the array of opportunities still emerging around the world as a result of what we believe are fundamental and long-term changes in how the global economy and capital markets are developing."

    Fourth quarter 2006 net earnings were $2.3 billion, and net earnings per diluted share were $2.41, up 71% from the year-ago quarter but down 24% from the third quarter of 2006, which included the one-time net gain from closing the BlackRock transaction. Similarly, pre-tax earnings of $3.4 billion were up 65% from the year-ago period but down 19% from the third quarter, as net revenues of $8.6 billion were up 27% from the year-ago quarter and down 13% sequentially. The fourth quarter pre-tax profit margin was 39.0%, and the annualized return on common equity was 25.6%.

    Excluding the one-time merger-related net benefits in the third quarter of 2006 from the sequential comparisons, Merrill Lynch's fourth quarter 2006 net earnings and diluted earnings per share were both 21% higher than the third quarter; pre-tax earnings were 42% higher; net revenues were 8% higher; and all those fourth quarter results would have set quarterly records. Reconciliations of the third quarter results to those adjusted to exclude the net impact of the BlackRock merger appear on Attachment III to this release.

    Business Segment Review:

    During the fourth quarter of 2006, Merrill Lynch modified its business segment reporting to reflect the management reporting lines established as a result of the BlackRock/MLIM merger, as well as to better reflect the economic and long-term financial performance characteristics of the underlying businesses.

    Effective with the merger, MLIM ceased to exist as a separate business segment, and Merrill Lynch's equity investment in the merged BlackRock business is being managed together with its other wealth management businesses. Accordingly, a new business segment, Global Wealth Management (GWM), was created, consisting of Global Private Client (GPC) and Global Investment Management (GIM). GPC and GIM revenues are both comprised of revenues from businesses that create, manage and distribute investment products and services for private clients and small businesses. GPC revenues arise primarily from the distribution of such investment products, including specialized brokerage, advisory, banking, trust, insurance and retirement services. GIM revenues arise primarily from the creation and management of such investment products, including revenues from a business that creates and manages hedge fund and other alternative investment products for GPC clients, which had formerly been included within GPC; and Merrill Lynch's share of net earnings from its ownership positions in other investment management companies, including the merged BlackRock. Apart from the new investment in BlackRock and the previously owned MLIM business, which had been reported as a separate business segment, earnings from such ownership positions were previously reported in Global Markets and Investment Banking (GMI). Prior-period business segment data have been restated to reflect this presentation.

    The full year comparisons in the following discussion of business segment results exclude the impact of the $1.8 billion, pre-tax, one-time compensation expenses incurred in the first quarter of 2006. These one-time compensation expenses were recorded in the business segments as follows: $1.4 billion in GMI, $281 million in GWM and $109 million in MLIM. The impact of the closing of the BlackRock merger during the third quarter is reflected in the Corporate segment. A reconciliation of segment results with these amounts appears on Attachment V to this release.

    Global Markets and Investment Banking (GMI)
    -------------------------------------------

    GMI generated record revenues and pre-tax earnings for both the fourth quarter and full year 2006, as targeted investments around the world to expand and diversify its portfolio of businesses and geographic reach continued to enable the group to capitalize on a favorable market environment.

    -- GMI generated $18.9 billion in net revenues for the full year 2006, up 37% from 2005, driven by record revenues in both Global Markets and Investment Banking. Pre-tax earnings were $7.1 billion, up 43% from the prior-year period. The pre-tax profit margin was 37.6%, up from 36.0% in 2005 demonstrating operating leverage even as substantial investments were made across the business.

    -- GMI's fourth quarter 2006 net revenues were $5.4 billion, up 55% from the year-ago quarter. Compared with the fourth quarter of 2005, net revenues increased in all three major business lines:


        -- Fixed Income, Currencies and Commodities net revenues of
           $2.3 billion increased 70%, setting a quarterly record, driven by every major business line, in particular record revenues from credit products, commodities and foreign exchange, as well as strong growth from trading interest rate products.

        -- Equity Markets net revenues of $1.8 billion increased 49%, driven by nearly every major business line, led by the private equity, proprietary trading and cash trading businesses.

        -- Investment Banking net revenues of $1.3 billion set a quarterly record, up 41%, as record revenues from debt and equity origination more than offset a decline in revenues from merger and acquisition advisory activities.


    -- Pre-tax earnings for GMI were $2.6 billion, up 73% from the year-ago quarter, driven by the strong revenue growth and continued discipline over expenses, especially compensation expenses. The fourth quarter 2006 pre-tax profit margin was 48.4%, compared with 43.4% in the prior-year period.

    -- At the beginning of the fiscal first quarter of 2007, Merrill Lynch completed its acquisition of the First Franklin mortgage origination and servicing businesses from National City
        Corporation (NYSE: NCC) for $1.3 billion.

    Global Wealth Management (GWM)
    ------------------------------

    GWM generated strong revenue and earnings growth in 2006, driven by GPC, which in the fourth quarter generated its best revenue performance of the year. GPC continues to improve its product capabilities and technology to enable Merrill Lynch Financial Advisors
(FAs) to offer their clients outstanding service, positioning the FA as an essential partner. GWM's strong performance in a favorable market in both the quarter and the year underscored the effectiveness of GPC's strategy of revenue and product diversification and annuitization, and its success in growing client assets by retaining and adding FAs.

    -- For the full year 2006, GWM's net revenues increased 12% over 2005 to $12.1 billion, driven by strong growth in GPC, as well as GIM. Pre-tax earnings increased an even stronger 23%, to $2.7 billion, demonstrating the operating leverage in this business even as investments for growth continued throughout the year. GWM's pre-tax profit margin was 22.5%, up 2 percentage points from 20.5% in 2005.

    -- GWM's fourth quarter 2006 net revenues were $3.3 billion, up 13% from the 2005 fourth quarter:


        -- GPC's net revenues increased 10% to $3.1 billion, driven by record fee-based revenues, which reflected both asset growth and flows into annuitized-revenue products. Net interest revenues also increased significantly due to the favorable trend in market interest rates.

        -- GIM's net revenues increased 80% to $211 million, due primarily to Merrill Lynch's investment in BlackRock, which began to contribute during the 2006 fourth quarter. Merrill Lynch recorded an estimate of its share of BlackRock's net earnings in revenues.


    -- GWM's fourth quarter pre-tax earnings of $759 million were up 19% from the year-ago quarter, driven by the growth in revenues. The pre-tax profit margin was 23.1%, up 1.2 percentage points from 21.9% in the prior-year period, driven by the impact of the investment in BlackRock which was partially offset by higher compensation expense and additional litigation provisions.

    -- Turnover among FAs, particularly top-producing FAs, remained very low. FA headcount reached 15,880 at quarter-end, an increase of 180 during the fourth quarter and 720 for the full year, as GPC continued to employ its disciplined strategy of actively recruiting and training high-quality FAs.

    -- Client assets in products that generate annuitized revenues ended the quarter at $613 billion, up 16% from the end of 2005, and total client assets in GWM accounts were a record $1.6 trillion, up 11%. Net inflows of client assets into annuitized-revenue products were a record $18 billion in the fourth quarter, and total net new money was $22 billion, bringing the full year totals to $48 billion and $61 billion, respectively.

    Merrill Lynch Investment Managers (MLIM)
    ----------------------------------------

    MLIM produced record pre-tax earnings in 2006 as the business generated strong relative investment performance and improved net flows leading up to the merger with BlackRock at the end of the third quarter.

    -- MLIM's net revenues for 2006, reflecting only nine months of operations, increased 5% over those for the full year 2005, to $1.9 billion, driven by strong net sales and asset appreciation. Pre-tax earnings increased 27% to $746 million, and the pre-tax profit margin was 39.3%, up nearly 7 percentage points from 32.4% in 2005.

    -- On September 29, 2006, Merrill Lynch merged MLIM with BlackRock in exchange for a total of 65 million common and preferred shares in the newly combined BlackRock, representing an economic interest of approximately half. An estimate of the earnings associated with Merrill Lynch's investment in BlackRock is recorded in the GIM portion of the GWM segment.

    Additional Items:

    Compensation Expenses
    ---------------------

    Excluding the one-time compensation expenses in the first quarter and the one-time net impact of the BlackRock merger in the third quarter, full year 2006 compensation and benefits expenses were 46.2% of net revenues, compared to 47.8% for the prior-year period.

    Non-compensation Expenses
    -------------------------

    Total non-compensation expenses for the full year 2006 were $7.2 billion, up 14% from 2005. For the fourth quarter of 2006, non-compensation expenses were $1.9 billion, up 6% from the prior-year period, and were 22.4% of net revenues, down from 26.9% in the 2005 quarter. Details of the significant changes in non-compensation expenses from the fourth quarter of 2005 are as follows:

    -- Communication and technology costs were $477 million, up 16% due primarily to costs related to technology investments for growth.

    -- Brokerage, clearing, and exchange fees were $294 million, up 32% due primarily to higher transaction volumes.

    -- Professional fees were $264 million, an increase of 37% due to higher legal, consulting and other professional fees associated with increased business activity levels.

    -- Advertising and market development costs were $193 million, up 10% due primarily to higher travel expenses associated with increased activity levels.

    -- Other expenses were $347 million, down 27% due primarily to lower litigation provisions.

    Total non-compensation expenses increased 6% sequentially, largely due to increases in litigation provisions and professional fees related to increases in business activities.

    Income Taxes
    ------------

    Merrill Lynch's effective tax rate was 28.1% for 2006, down from 29.2% in 2005, due primarily to a reduction in the tax provision arising from carryback claims from the years 2001 and 2002 which were previously disclosed in Merrill Lynch's 10-Q filings. This benefit was largely offset by the higher tax rate on the gain from the closing of the BlackRock merger. The effective tax rate for the fourth quarter of 2006 was 30.1%.

    Dividend on Common Shares
    -------------------------

    The Board of Directors declared a 40% increase in the regular quarterly dividend to 35 cents per common share, payable March 1, 2007, to shareholders of record on February 7, 2007.

    Share Repurchases
    -----------------

    As part of its active management of equity capital, Merrill Lynch repurchased 31.1 million shares of its common stock for $2.8 billion during the fourth quarter. At quarter end, $3.2 billion of authorized repurchase capacity remained of the $5 billion repurchase program authorized in October 2006.

    Staffing
    --------

    Merrill Lynch's full-time employees totaled 56,200 at the end of the fourth quarter of 2006, a net increase of 900 during the quarter.

    2007 Fiscal Calendar
    --------------------

    Merrill Lynch's fiscal quarters in 2007 will end on the following dates: first quarter, March 30; second quarter, June 29; third quarter, September 28; and fourth quarter, December 28.

    Jeff Edwards, senior vice president and chief financial officer, will host a conference call today at 10:00 a.m. ET to discuss the company's 2006 fourth quarter and full year results. The conference call can be accessed via a live audio webcast available through the Investor Relations website at www.ir.ml.com or by dialing (888) 810-0245 (U.S. callers) or (706) 634-0180 (non-U.S. callers).
On-demand replay of the webcast will be available from approximately 1:00 p.m. ET today at the same web address.

    Merrill Lynch is one of the world's leading wealth management, capital markets and advisory companies with offices in 37 countries and territories and total client assets of approximately $1.6 trillion. As an investment bank, it is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes and serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. Merrill Lynch owns approximately half of BlackRock, one of the world's largest publicly traded investment management companies with more than $1 trillion in assets under management. For more information on Merrill Lynch, please visit www.ml.com.

    Merrill Lynch may make forward-looking statements, including, for example, statements about management expectations, strategic objectives, growth opportunities, business prospects, investment banking pipelines, anticipated financial results, the impact of off balance sheet arrangements, significant contractual obligations, anticipated results of litigation and regulatory investigations and proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch's beliefs regarding future performance, which is inherently uncertain. There are a variety of factors, many of which are beyond Merrill Lynch's control, which affect the operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, financial market volatility; actions and initiatives taken by current and potential competitors; general economic conditions; the effect of current, pending and future legislation, regulation, and regulatory actions; and the other additional factors described in the Risk Factors section of Merrill Lynch's Annual Report on Form 10-K for the fiscal year ended December 30, 2005 and also disclosed from time to time in its subsequent reports on Form 10-Q and 8-K, which are available on the Merrill Lynch Investor Relations website at www.ir.ml.com and at the SEC's website, www.sec.gov.

    Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures Merrill Lynch may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

    Merrill Lynch may also, from time to time, disclose financial information on a non-GAAP basis where management believes this information will be valuable to investors in gauging the quality of Merrill Lynch's financial performance and identifying trends.